UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 2, 2007

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Benjamin R. Brown, Chairman of the Technology Advisory Committee of Liquidity Services, Inc. (“LSI”) and Chief Technology Officer of Government Liquidation.com, LLC, is taking a sabbatical from LSI, effective January 1, 2008.

(c)

On October 2, 2007, Eric C. Dean was appointed Chief Information Officer (“CIO”) of LSI.  Mr. Dean, age 54, served as Senior Vice President and CIO for Schaller Anderson, Inc. from 2005 to 2007.  In this role, he oversaw the company’s IT activities as well as major development initiatives to support Medicaid plans and processing within nine managed care organizations.  From 2002 to 2005, Mr. Dean served as an independent consultant, providing advice and support to executives and management with responsibility for large IT projects.

Mr. Dean also previously served as CIO for Andersen Worldwide, one of the world’s largest international professional services firms, overseeing a diverse staff of 1,000 employees in six countries.  During his time there, Mr. Dean revitalized Andersen’s technological structures, particularly with the implementation of the Internet into the company’s knowledge-sharing environment.  Mr. Dean also previously served as CIO of UAL Corporation where he directed IT aspects of acquisition screening and integration planning and oversaw development and implementation of a variety of systems, including airport information systems, customer data warehouses, and major enhancements to the company’s transactional website.

In connection with his appointment as CIO, Mr. Dean entered into an employment agreement with LSI, which provides for an annual base salary of $250,000, the issuance of 250,000 shares of restricted Common Stock of the Company at an exercise price of $13.56 vesting over a four-year period, and eligibility to receive an annual bonus targeted at 50% of base salary. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the employment agreement between Mr. Dean and LSI, which will be filed as an exhibit to LSI’s next periodic report or registration statement filed with the Securities and Exchange Commission.

The press release announcing this appointment is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1                                 Press Release, dated October 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: October 18, 2007	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and
Corporate Secretary